Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to Registration Statement (No. 333-276618) on Form S-4 of Atlantic Coastal Acquisition Corp. II of our report dated March 1, 2024, relating to the consolidated financial statements of Abpro Corporation and Subsidiary, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts

October 9, 2024